Exhibit 99.2

Designated Filer:  Warburg, Pincus Equity Partners, L.P.

Issuer & Ticker Symbol:  ev3 Inc. [EVVV]

Date of Event Requiring Statement:  August 3, 2009

JOINT FILERS’ NAMES AND ADDRESSES

1.  Name:  Warburg, Pincus Equity Partners, L.P.

Address:  c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

2.  Name:  Warburg Pincus Partners, LLC

Address:  c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

3.  Name:  Warburg Pincus & Co.

Address:  c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

4.  Name:  Warburg Pincus LLC

Address:  c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017